UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      _________________________________

                                  FORM 8-K/A
                              (Amendment No. 1)

                               Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):   December 9, 2005

                           MAUI GENERAL STORE, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


        New York               0-25319            	   84-1275578
-----------------------------------------------------------------------------
(State of Incorporation)    (Commission File    	 (IRS Employer
                             Number)                      Identification No.)


                     P.O. Box 297, Hana, Maui, HI 96713
                  ----------------------------------------
                  (Address of principal executive offices)

                               (808) 248-8787
                        -----------------------------
                        Registrant's Telephone Number


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Amendment No. 1
---------------

This amendment is being filed in order to correct the date that concludes its second paragraph from "2005" to "2006."


Item 1.01  Entry into Material Definitive Agreement

     On December 9, 2005 Maui entered into a Reorganization Agreement with its President, Richard Miller, Palmera Holdings, Inc. and Robert Brantl, counsel to Palmera. Palmera is a recently-formed corporation that has a license from The Stowe Foundation to carry on research using adult stem cell technology developed by Dr. Lawrence Stowe. Pursuant to the Reorganization Agreement, Palmera will give an exclusive sublicense to a newly-formed subsidiary of Palmera named Trinity Biogenics, Inc., and Trinity Biogenics will engage Palmera on an exclusive basis to carry on research utilizing the technology. Palmera will then spin-off Trinity Biogenics to the shareholders of Palmera.

     The Reorganization Agreement provides that on January 11, 2006 Maui will enter into a Merger Agreement with Palmera under which Palmera will be merged into a wholly-owned subsidiary of Maui with the result that the shareholders of Palmera will own 80% of Maui's outstanding shares. The Merger Agreement requires a closing on or prior to January 23, 2006.

     The Reorganization Agreement further provides that on January 11, 2006 Maui will enter into a Merger Agreement with Trinity Biogenics under which Trinity Biogenics will be merged into a second wholly-owned subsidiary of Maui with the result that the shareholders of Trinity Biogenics (who are also the shareholders of Palmera) will, as a result of the two mergers, own 90.9% of Maui's outstanding shares. The Merger Agreement provides that the closing will occur after (1) the certificate of incorporation of Maui has been amended to increase its authorized capital stock and (2) Maui has obtained at least $2,000,000 in additional capital.

     The Reorganization Agreement further provides that on January 11, 2006 Maui and the shareholders of Palmera will enter into an Escrow and Interim Operations Agreement. The purpose of the Escrow and Interim Operations Agreement is to provide for a rescission of the January merger in the event that Maui does not obtain the required capital. Pursuant to the Escrow and Interim Operations Agreement, the Palmera shareholders will escrow with Palmera's counsel the Maui shares that they obtain on closing of the Palmera merger, and Maui will escrow with the Escrow Agent the capital stock of Palmera. When Maui has obtained $2,000,000 in additional capital, the Escrow Agent will deliver the Maui certificates to the Palmera shareholders and the Palmera shares to Maui. If Maui has not obtained the $2,000,000 prior to May 16, 2006 (subject to extension of up to three months by the Palmera shareholders), then the Escrow Agent will return the Maui certificates to Maui for cancellation, and the Palmera shareholders will again take control of Palmera. In order to obtain the extension of the termination date, the Palmera shareholders are required to pay $5,000 to Richard Miller for the first month's extension and $10,000 for each additional month.

     On December 9 Palmera also entered into a Stock Purchase Agreement with Richard Miller, Maui's President. The agreement provides that, on the date of the Palmera Merger, Palmera will purchase 50,000,000 common shares from Richard Miller, and Mr. Miller will surrender 3,256,635 common shares to the Maui treasury. The purchase price payable for the 50,000,000 shares will be $750,000. The purchase price will be payable after Maui has obtained the $2,000,000 in additional capital, except that Palmera will, as a prepayment, pay to Miller 25% of any money it raises in excess of $100,000 prior to the end of 2005. The Palmera Merger Agreement provides that, at the time of the Palmera Merger, Palmera will surrender the 50,000,000 shares to Maui's treasury.

Item 9.01  Financial Statements and Exhibits

Exhibits

10-a	Reorganization Agreement dated December 9, 2005 among Maui General
        Store, Inc., Richard Miller, Palmera Holdings, Inc. and Robert
        Brantl.

10-b Stock Purchase Agreement dated December 9, 2005 between Richard Miller and Palmera Holdings, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MAUI GENERAL STORE, INC.


Dated: December 12, 2005          By: /s/ Richard Miller
                                  ------------------------------
                                  Richard Miller
                                  Chief Executive Officer